AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 21, 2004
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 SmartPros Ltd.
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             (Exact name of registrant as specified in its charter)


                Delaware                                 13-4100476
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(State of incorporation or organization)              (I.R.S. Employer
                                                    Identification No.)

  12 Skyline Drive, Hawthorne, New York                    10532
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 (Address of principal executive office)                 (Zip Code)

If this form relates to the registration      If this form relates to the
of a class of securities pursuant to          registration of securities pursuant
Section 12(b) of the Exchange Act and is      to Section Exchange Act is effective
effective upon filing pursuant to             pursuant to General Instruction A.(d),
General Instruction A.(c), check the          check the following box. /_/
following box. /_/

     Securities Act registration statement file number to which this form relates: 333-115454

     Securities to be registered pursuant to Section 12(b) of the Act:

                   TITLE OF EACH CLASS                                      NAME OF EACH EXCHANGE WHICH
                   TO BE SO REGISTERED                                    EACH CLASS IS TO BE REGISTERED
----------------------------------------------------------    --------------------------------------------------------
Units, each consisting of two shares of Common Stock and
            one Common Stock Purchase warrant                                 American Stock Exchange
        Common Stock, par value $.0001 per share                              American Stock Exchange
             Common Stock Purchase Warrants                                   American Stock Exchange
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

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                                        NONE

Item 1. Description of Registrant's Securities to be Registered.

        The description of securities required by this Item is contained in the Registration Statement of the Registrant on Form SB-2, File No. 333-115454, filed with the Commission on May 13, 2004, as amended on June 30, 2004, August 6 2004, September 2, 2004 and September 14, 2004 (the "Registration Statement") and is incorporated herein by reference to such filing. See "Description of Securities."

Item 2.   Exhibits

        The following exhibits required to be filed by this item are either filed herewith or, pursuant to Rule 12b-32 of the Act, incorporated herein by reference to the exhibits filed by the registrant with the Registration
Statement:

1. Specimen copy of the Common Stock Certificate (Exhibit 4.1 to the Registration Statement).

2. Specimen copy of the Unit Certificate (Exhibit 4.3 to the Registration Statement).

3.      Specimen  copy  of the  Common  Stock  Purchase  Warrant  (Exhibit  A to
        Exhibit 4.2 to the Registration Statement).

4.      Form of Warrant Agreement (Exhibit 4.2 to the Registration Statement).

5.      Certificate   of   Incorporation,   as  amended   (Exhibit  3.1  to  the
        Registration Statement).

6 Amended and Restated Bylaws, as amended (Exhibit 3.2 to the Registration Statement).


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  September 21, 2004

                                             SMARTPROS LTD.

                                             By:   /s/ ALLEN S. GREENE
                                                  ------------------------------
                                                  Allen S. Greene,
                                                  Chief Executive Officer

                                  EXHIBIT INDEX

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NO.        DESCRIPTION
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1.         Specimen  copy of the Common  Stock  Certificate  (Exhibit 4.1 to the
           Registration Statement).
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2.         Specimen   copy  of  the  Unit   Certificate   (Exhibit  4.3  to  the
           Registration Statement).
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3.         Specimen  copy of the Common  Stock  Purchase  Warrant  (Exhibit A to
           Exhibit 4.2 to the Registration Statement).
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4.         Form  of  Warrant   Agreement   (Exhibit  4.2  to  the   Registration
           Statement).
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5          Certificate  of  Incorporation,   as  amended  (Exhibit  3.1  to  the
           Registration Statement).
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6.         Amended  and  Restated  Bylaws,   as  amended  (Exhibit  3.2  to  the
           Registration Statement).
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